Amendment No. 2 to Fund Participation and Service Agreement

between

Pacific Life Insurance Company

Pacific Life & Annuity Company

American Funds Distributors, Inc.

American Funds Insurance Series

American Funds Service Company

and

Capital Research and Management Company

Pacific Life Insurance Company and Pacific Life & Annuity Company (collectively shall be called the “Insurance Company”), on its behalf and on behalf of certain segregated asset accounts of the Insurance Company, American Funds Distributors, Inc., American Funds Insurance Series, American Funds Service Company and Capital Research and Management Company, have previously entered into a Fund Participation and Service Agreement dated October 1, 2013 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Exhibit B of the Agreement is deleted and replaced in its entirety with the Exhibit B attached hereto.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of April 1, 2015.

PACIFIC LIFE INSURANCE COMPANY
for itself and on behalf of the Separate Accounts
By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistance Vice President
Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary
PACIFIC LIFE & ANNUITY COMPANY for itself and on behalf of the Separate Accounts
By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistance Vice President
Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary
AMERICAN FUNDS DISTRIBUTORS, INC.
By: /s/ Timothy W. McHale
Name: Timothy W. McHale
Title: Secretary
AMERICAN FUNDS INSURANCE SERIES
By: /s/ Steven I. Koszalka
Name: Steven I. Koszalka
Title: Secretary

AMERICAN FUNDS SERVICE COMPANY
By: /s/ Verne’t D. Hatcher
Name: Verne’t D. Hatcher
Title: Vice President
CAPITAL RESEARCH AND MANAGEMENT COMPANY
By: /s/ Michael J. Downer
Name: Michael J. Downer
Title: Sr. Vice President and Secretary

EXHIBIT B

Insurance Company Accounts

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account

Pacific COLI Separate Account II

Pacific COLI Separate Account III

Pacific COLI Separate Account IV

Pacific COLI Separate Account V

Pacific COLI Separate Account VI

Pacific COLI Separate Account 10

Pacific COLI Separate Account 11

Separate Account I of Pacific Life Insurance Company

Separate Account A of Pacific Life & Annuity Company

Pacific Select Exec Separate Account of Pacific Life & Annuity Company

Separate Account I of Pacific Life & Annuity Company

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